SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2002

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

416 Browning Way, South San Francisco (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code (650) 624-8200

N/A
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

Effective April 10, 2002 Pain Therapeutics, Inc. (the “Company”) engaged Ernst & Young LLP as the Company’s independent accountants. The Company’s former independent accountants, KPMG LLP, were dismissed effective April 10, 2002. The decision to change independent accountants was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

The audit reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years and the subsequent interim period through April 10, 2002, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused KPMG LLP to make reference thereto in their report on the financial statements of the Company for such years. A letter from KPMG is attached as Exhibit 16.1.

During the Company’s two most recent fiscal years and the subsequent interim period through April 10, 2002, the Company has not consulted with Ernst & Young LLP regarding any of the matters set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

16.1	Letter from KPMG LLP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pain Therapeutics, Inc.

Date: April 17, 2002	By:	/s/ Remi Barbier

Remi Barbier President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from KPMG LLP regarding change in certifying accountant.